Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

41 Perimeter Center East, Suite 400    Atlanta, Georgia 30346    (770) 481-0305        FAX (770) 901-9550

For Immediate Release

Contact:

Investor Relations
(866) 277-3965

JAMESON INNS, INC. SCHEDULES RELEASE OF FIRST QUARTER FINANCIAL

RESULTS AND CONFERENCE CALL

Atlanta, GA (May 2, 2006) – Jameson Inns, Inc. (NASDAQ: JAMS), owner of Jameson Inn and Signature Inn hotels today announced that the Company will release financial results for its first quarter on Tuesday, May 9, 2006 at approximately 4:00 P.M. (Eastern). Senior management will hold a conference call at 5:00 P.M. (Eastern) on the same day.

A live audio of the call will be accessible to the public by calling US/Canada Dial-In #: (888) 695- 7895 or International/Local Dial-In #: (706) 679-3799, Conference ID 8542464. Callers should dial in approximately 5 minutes before the call begins. The call is also available via the internet at www.jamesoninns.com.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (800) 642-1687 (U.S. Callers) or (706) 645-9291 (International Callers) Conference ID 8542464. A replay of the conference call will also be available for thirty days following the call at www.jamesoninns.com.